Exhibit 99.1

Tongji Closes Acquisition of “The Clubhouse” Social Media Influencer Firm with a Network of Over 90M FollowersLOS ANGELES, Nov. 18, 2020 (GLOBE NEWSWIRE) — via InvestorWire — Tongji Healthcare Group, Inc. (OTCMKTS:TONJ) (“Tongji” or the “Company”) is excited to announce the closing of the acquisition of West of Hudson Group Inc., the sole owner of “The Clubhouse,” a collection of scenic mansions in Southern California that house some of the most prominent and widely followed social media influencers, together carrying an estimated follower base in excess of 90 million. The acquisition closed on Nov. 12, 2020.

On Nov. 2, 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to amend the Company’s Articles of Incorporation to change the Company’s name from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.,” subject to FINRA’s approval.

“We believe The Clubhouse has significant proprietary value that can be tapped in service of either deals with outside brands or the popularization and expansion of our own in-house branding projects,” commented Amir Ben-Yohanan, Tongji’s CEO.

The Clubhouse is an established network of three social media content creation houses (“Clubhouse BH,” “Clubhouse Europe,” and “Not a Content House”) that has already received organic media coverage from the New York Times, Business Insider and Forbes.

As a result of the acquisition, the Company also acquired West of Hudson Group Inc.’s two operating subsidiaries: WOH Brands, LLC, a content-creation studio, social media marketing company, technology developer, and brand incubator; and Doiyen, LLC, a talent management company that provides representation to Clubhouse influencers.

Management notes that industry trends point to the increasing dominance of social media influencers in establishing market positioning and leadership among new consumer brands, with Zenith recently predicting global social media ad spend to gain 20% in 2020 to reach an estimated $84 billion. According to Zenith’s data, social media advertising will account for 13% of total global ad spend and rank as the third-largest advertising channel, behind TV and paid search. Social media ad spending surpassed print media ad spend last year for the first time ever, according to Zenith. That trend is almost universally expected to continue and even accelerate over coming years.

The Company plans to expand The Clubhouse to additional locations, including internationally, and to continue to aggressively add to its team of popular influencers in the near future.

About Tongji Healthcare

The Company had previously operated Tongji Hospital, a general hospital with 105 licensed beds, offering a variety of medical care treatment areas. However, as a result of the West of Hudson Group Inc. acquisition, the Company is moving entirely into the social media branding marketplace.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

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